Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

ACKNOWLEDGMENT AND AGREEMENT RELATED TO
ASSET PURCHASE AGREEMENT AND
AMENDED AND RESTATED LICENSE AGREEMENT

THIS ACKNOWLEDGMENT AND AGREEMENT (this “Agreement”) is entered into as of November 10, 2022 by and among Fresh Tracks Therapeutics, Inc. (formerly known as Brickell Biotech, Inc.), a Delaware corporation (“Fresh Tracks”), Brickell Subsidiary, Inc., a Delaware corporation (“Brickell Sub” and, together with Fresh Tracks, “Sellers”), Botanix SB Inc., a Delaware corporation (“Buyer”), Botanix Pharmaceuticals Limited, an Australian company (“Buyer Parent”), and Bodor Laboratories, Inc., a Florida corporation (“Bodor”). Fresh Tracks, Brickell Sub, Buyer, Buyer Parent and Bodor are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.Sellers, Buyer and, solely for limited purposes, Buyer Parent are parties to an Asset Purchase Agreement dated as of May 3, 2022 (the “Purchase Agreement”). Bodor, Nicholas S. Bodor, and Buyer (as assignee of Sellers) are parties to an Amended and Restated License Agreement dated as of February 17, 2020 (the “License Agreement”).

B.In accordance with the Purchase Agreement, Sellers sold to Buyer certain assets and assigned to Buyer the License Agreement.

C.Section 3.1.2 of the License Agreement provides that Fresh Tracks shall issue to Bodor certain restricted securities of Fresh Tracks upon the occurrence of the two milestone events set forth therein.

D.In connection with Sellers’ assignment of the License Agreement to Buyer, and pursuant to Section 2.18 of the Purchase Agreement, Fresh Tracks agreed to cause the securities required to be issued under Section 3.1.2 of the License Agreement to be issued to Bodor as and when due in accordance with the License Agreement.

E.Prior to Sellers’ assignment of the License Agreement to Buyer, Fresh Tracks fully satisfied its obligation with respect to the First Issuance (as defined in the License Agreement).

F.Buyer, Sellers and Bodor desire for Fresh Tracks to issue a cash payment to Bodor, in lieu of any securities or other equity interests, and pre-pay this amount in full satisfaction of the remaining obligations of each Party under (i) Section 3.1.2 of the License Agreement and (ii) Section 2.18 of the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.Payment. Concurrently with the execution of this Agreement and notwithstanding whether any applicable remaining milestone under Section 3.1.2 of the License Agreement has been achieved, Fresh Tracks shall pay to Bodor, by wire transfer of immediately available funds to the account designated by Bodor in writing, $1,000,000 (the “Payment”). In consideration of the Payment, and upon receipt of the Payment by Bodor, (a) Bodor hereby agrees that all obligations under Section 3.1.2 of the License Agreement have been fully satisfied and further irrevocably waives any requirement with respect to the issuance of any securities to Bodor pursuant to the License Agreement, and (b) Buyer and Buyer

Parent hereby agree that all obligations under Section 2.18 of the Purchase Agreement have been fully satisfied and further irrevocably waive any requirement with respect to the issuance of any securities to Bodor pursuant to the Purchase Agreement.

2.Acknowledgment. Bodor acknowledges that (a) Bodor and Fresh Tracks have entered into that certain Mutual Nondisclosure Agreement, dated as of [***] (the “Nondisclosure Agreement”), (b) Fresh Tracks has provided certain material non-public information relating to Fresh Tracks and its securities to Bodor (the “Confidential Information”), [***] and (c) Bodor has taken the Confidential Information into account when considering whether to execute this Agreement and to accept the Payment in lieu of Bodor’s right to receive Fresh Tracks securities pursuant to Section 3.1.2 of the License Agreement. Bodor acknowledges and agrees that (i) the value of Fresh Tracks securities is uncertain and may increase or decrease over time, and (ii) it has determined to accept the Payment in lieu of securities issuable under Section 3.1.2 of the License Agreement notwithstanding its consideration of the Confidential Information and how the securities may fluctuate in value over time.

3.Release of Claims; Covenant Not to Sue. In consideration of the Payment and as a material inducement to Fresh Tracks agreeing to make the Payment, effective upon Bodor’s receipt of the Payment, Bodor, on behalf of itself and its current and former employees, officers, directors, stockholders, owners and affiliates, forever unconditionally, fully, irrevocably and absolutely releases, waives and forever discharges each of Fresh Tracks, Brickell Sub, Buyer and Buyer Parent, as well as any other present or former employees, officers, directors, stockholders, agents, attorneys, affiliates (defined as entities under common ownership or control with a person), subsidiaries, predecessors and successors, assigns, insurers, and all other agents or representatives of each other, including but not limited to any other persons or entities acting by, through, under, or in concert with any of the persons or entities just described (collectively, the “Released Parties”), from any and all known and unknown causes of action, promises, judgments, liens, indebtedness, damages, losses, claims (including attorneys’ fees and costs), debts, liabilities and demands or similar rights of any type of whatsoever kind and character that Bodor may have against the Released Parties, now or hereafter, related to any obligation to issue any securities pursuant to the License Agreement or the receipt of the Payment in lieu thereof (the “Released Claims”). Bodor covenants, agrees and represents, to the fullest extent permitted by law, that it will not initiate or file a lawsuit or proceeding of any kind to assert any Released Claims, or have instituted on its behalf any of the foregoing, and that it has no such lawsuit, administrative or equitable action, or civil complaint, currently pending. If any such action covered by this paragraph is brought by or for Bodor against any other Party, this Agreement will constitute an affirmative defense thereto, and the Released Parties named in such action shall be entitled to recover from the Party violating this paragraph their reasonable costs and attorneys’ fees incurred in defending against any Released Claims.

4.Litigation over this Agreement. The prevailing Party in any litigation to enforce this Agreement shall be entitled to reasonable costs and attorneys’ fees incurred in such litigation payable by the losing Party/ies.

5.Full Force and Effect. The obligations and rights of the applicable Parties under the Purchase Agreement and License Agreement are modified only as expressly provided in this Agreement and shall otherwise continue in full force and effect. Except as explicitly set forth herein, this Agreement does not modify, supersede or cancel any other agreement by or among any of the Parties, including the Nondisclosure Agreement. This Agreement shall inure to the benefit of and shall be binding and enforceable by all of the Released Parties.

6.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida other than conflict of laws principles thereof directing the application of any law other than that of Florida.

7.Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

In witness whereof, the undersigned have caused this Agreement to be executed as of the date first written above.
Fresh Tracks Therapeutics, Inc.

By:    /s/ Robert B. Brown
Name: Robert B. Brown
Title: Chief Executive Officer
Brickell Subsidiary, Inc.

By:    /s/ Robert B. Brown
Name: Robert B. Brown
Title: Chief Executive Officer
Botanix SB Inc.
By:    /s/ Vince Ippolito
Name: Vince Ippolito
Title: Executive Chairman
Botanix Pharmaceuticals Limited
By:    /s/ Vince Ippolito
Name: Vince Ippolito
Title: Executive Chairman
Bodor Laboratories, Inc.
By:    /s/ Nicholas S. Bodor
Name: Dr. Nicholas S. Bodor
Title: Chief Executive Officer